                                                                    Exhibit 10.3

                                  PROTEO, INC.


                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

This Common Stock Purchase Agreement ("Agreement") is made this 7th day of November, 2005 by and between PROTEO, INC., a Nevada corporation with its principal place of business at 2102 Business Center Drive, Irvine, CA 92612 (the "Company") and the Purchaser of its stock, FIDEsprit AG, a Swiss corporation with its principal place of business at Rosengartenstr. 4, CH-8608 Bubikon, Switzerland ("Purchaser").


                                    RECITALS

A. The Company is engaged in research and development of pharmaceuticals. The Company now is willing to sell shares of its common stock, on terms as stated herein.

B. The Company has authorized 300,000,000 shares of common stock and 20,000,000 shares of preferred stock. Currently, 22,080,000 shares of the Company's common stock are issued and outstanding. As of the date hereof, no preferred stock has been issued.

C. Purchaser and the Company now mutually desire for Purchaser to purchase 300,000 shares of the Company's common stock at the price per share determined herein, on the terms and conditions stated herein.

                                    AGREEMENT
                                    ---------

In consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the Company and Purchaser agree as follows.

1.       Purchase and Sale of Shares.
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         1.1 SALE OF SHARES. The Company has authorized the issuance and sale of 300,000 shares. (the "Purchase Shares") under this Agreement.

         1.2 PRICE PER SHARE. The price per share shall be $0.84 per share, totaling to $252,000 for the Purchase Shares.

                  In reliance upon Purchaser representations and warranties contained in Section 4 hereof, and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to Purchaser shares of the Company's common stock.


2.       CLOSING: ISSUANCE AND DELIVERY OF SHARES: CONDITIONS.
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         2.1 CLOSING(S). The closing of the sale under this Agreement (the "Closing"), shall be held within five (5) working days upon the date of the Agreement ("Closing Date"), at the offices of the Company or on such earlier date or at such other place as the Parties may agree.

         2.2 PAYMENT OF PURCHASE PRICE. At the Closing session, the Purchaser shall deliver appropriate promissory note for the payment of the purchase price as determined in paragraph 1.2. payable in four (4) equal installments in the amount of $63,000 each, falling due on March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006. Any payment shall be in United States funds by check, cash, by wire transfer, by invoice for professional services exchanged accepted in lieu of payment or by other means of payment as shall have been agreed upon by the Purchasers and the Company prior to payment.

         2.4 ISSUANCE AND DELIVERY. At the Closing session, subject to the terms and conditions hereof, the Company shall deliver an irrevocable instruction to the Company's secretary to issue and deliver to Purchaser appropriate stock certificates, registered in the name of the Purchaser for the Shares, or his designee.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
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The Company hereby represents and warrants to Purchasers as of the date hereof as follows, and all such representations and warranties shall be true and correct as of any Closing Date as if then made and shall survive the Closing.

         3.1 ORGANIZATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Nevada. The Company has all requisite power and authority to own or lease its properties and to conduct its business as now conducted. The Company holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. The Company is qualified as a foreign corporation and is in good standing in any states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

         3.2 CAPITALIZATION. The Company is authorized to issue 300,000,000 shares of Common Stock of which 22,080,000 shares are outstanding at the date of this Agreement. All of the issued and outstanding shares of Common Stock on the Closing Date are or will have been duly authorized, validly issued and then fully paid and non-assessable. The Company's right to issue shares of its stock otherwise shall not be limited by any provision herein.

         3.3 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the part of the Company, and upon their execution and delivery by the Company, such documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3.4 ISSUANCE OF SHARES. The Shares, when issued pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

         3.5 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and consummation of this Agreement, and the transactions contemplated hereby and thereby, will not (a) conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company; (b) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any mortgage, indenture, lease, agreement or other instrument, permit, franchise license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company.

         3.6 CONSENTS, APPROVALS AND PRIVATE OFFERING. Except for any filings required under Federal and applicable state securities laws, all of which shall have been made as of the Closing Date to the extent required as of such time, no permit, consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.
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Each Purchaser hereby represents, warrants and covenants with the Company as follows:

         4.1 LEGAL POWER. Such Purchaser has the requisite power, as appropriate, and is authorized to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform his, her or its obligations under the terms of this Agreement.

         4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by each Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of each Purchaser.

         4.3       INVESTMENT REPRESENTATIONS.

                  Purchaser represents and agrees that:

                  4.3.1 Purchaser is acquiring the Shares for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), except pursuant to an effective registration statement under the Act;

                  4.3.2 Purchaser is a professional and an 'accredited investor,' as that term is defined in Rule 501 (a) of Regulation D promulgated under the Act. Each Purchaser has such knowledge and experience in financial and business matters that they are fully able to evaluate the merits and risks of the acquisition of the Securities, and have conducted their own investigation into the suitability of its investment, and reviewed all the information that they consider necessary to evaluate their acceptance of the Securities. Each Purchaser is able to bear the risks associated with accepting the Securities, including the risk of loss of the entire investment in the Securities. Purchaser has received and reviewed any and all information Purchaser deemed necessary to evaluate its investment.

                  4.3.3 Purchaser understands that the Shares have not been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration and each certificate representing the Shares will be endorsed with the following legend:

                           (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT; and

                           (ii) Any legend required to be placed thereon by
                                applicable federal or state securities laws.

5.       TERM AND TERMINATION

         5.1 TERM. This Agreement shall expire upon total purchase of 300,000 shares contained in the Offering, but no later than December 31, 2006, or any other date the parties herein agree in writing.

         5.2.     The Company may cancel this agreement upon

                  (i) any misrepresentation or omission of or on behalf of the Purchaser made to the Company in connection with this Agreement;
                  (ii) adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against the Purchaser, or failure of the Purchaser to generally pay its debts as they become due;
                  (iii) termination of the Promissory Note given by the Purchaser to the Company as of November 7, 2005.

6.       MISCELLANEOUS.
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         6.1 GOVERNING LAW . This Agreement shall be governed by and construed under the laws of the State of California.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         6.3 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by a representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         6.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.5 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and

                  Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

         6.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt request) in each case to the appropriate address set forth below.

If to the Company:                  PROTEO, INC.
                                    2102 Business Center Drive
                                     Irvine, CA 92612


If to a Purchaser:                  FIDEsprit AG
                                    Rosengartenstr. 4, CH-8608
                                    Bubikon, Switzerland


         6.7 TITLES AND SUBTITLES. The titles of paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not be not considered in construing this Agreement.

         6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

"COMPANY"
PROTEO, INC. a Nevada Corporation


By: /S/ BIRGE BARGMANN
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    CEO:  Birge Bargmann


"PURCHASER"
FIDESprit AG


By: /S/ AXEL J. KUTSCHER
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    Managing Director: Axel J. Kutscher